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                                                                       EXHIBIT 5


                         [Letterhead of Coudert Brothers]






February 8, 2001



Scholastic Corporation
555 Broadway
New York, New York 10012

                          Re:    Scholastic Corporation
                                 Registration Statement On Form S-3
                                 ----------------------------------

Dear Sirs:

      We have acted as counsel to Scholastic Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the registration statement of the Company on Form S-3 (the "Registration Statement"), to be filed on or about February 8, 2001 with the Securities and Exchange Commission (the "Commission"), relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of (a) shares of its common stock, $0.01 par value per share (the "Common Stock"), (b) shares of its preferred stock, $1.00 par value per share (the "Preferred Stock"), in one or more series, either directly or represented by depositary shares (the "Depositary Shares"), (c) unsecured senior or subordinated debt securities of the Company (the "Debt Securities") and (d) warrants (the "Warrants") to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities or any combination of the foregoing, either individually or as units consisting of Debt Securities, Preferred Stock and/or Warrants, each on terms to be determined at the time of sale, having an aggregate initial public offering price of U.S. $400,000,000 or the equivalent thereof. The Common Stock, the Preferred Stock, Depositary Shares, Warrants and the Debt Securities are collectively referred to herein as the "Securities."

      In so acting, we have examined originals, or copies identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and of such other instruments as we have deemed relevant or necessary for the purpose of this opinion.

      In rendering this opinion, we have assumed the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies, and we have assumed the genuineness of the signatures of the respective parties to such documents.

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Scholastic Corporation
February 8, 2001
Page 2


      Based upon the foregoing, and having regard for legal considerations that we deem relevant, we are of the opinion that:

      1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

      2. With respect to the Common Stock, when (a) the Board of Directors of the Company or a duly authorized committee of the Board (such Board of Directors or committee being referred to herein as the "Board") has by resolution or resolutions (the "Resolutions") taken all necessary corporate action to approve the issuance of and establish the terms of the offering of the Common Stock and related matters, (b) the Common Stock has been duly issued, sold and delivered in the manner and for the consideration (not less than the par value of the Common Stock) stated in the applicable definitive purchase, underwriting or similar agreement, or upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), and (c) if all of the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

      3. With respect to the Preferred Stock, when (a) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company's certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (b) the Board has taken all necessary corporate action to approve the issuance of and establish the terms of any particular series of Preferred Stock, the offering thereof and related matters, including the filing of a certificate of designation conforming to the Delaware General Corporation Law regarding the Preferred Stock with the Secretary of State of the State of Delaware, (c) the Preferred Stock has been duly issued, sold and delivered in the manner and for the consideration (not less than the par value of the Preferred Stock) stated in the applicable definitive purchase, underwriting or similar agreement, or upon conversion, exchange or exercise of any other security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), and (d) if all of the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, the Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable. The Preferred Stock covered in this opinion in this paragraph includes any Preferred Stock that may be represented by Depositary Shares or may be issued as part of units or upon exercise or otherwise pursuant to the terms of any other Securities.

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Scholastic Corporation
February 8, 2001
Page 3


      4. With respect to Depositary Shares, when (a) the terms of the deposit agreement (the "Deposit Agreement") under which the Depositary Shares are to be issued have been duly established and the deposit agreement has been duly executed and delivered, (b) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement, (c) the Preferred Stock represented by the Depositary Shares has been duly delivered to the depositary and when the depositary receipts evidencing the Depositary Shares have been duly issued against deposit of the Preferred Stock in accordance with the deposit agreement and issued and sold as contemplated by the Registration Statement, and (d) if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, the depositary receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and to general equity principles (whether applied at law or in equity). The Depositary Shares covered by this opinion in this paragraph include any Depositary Shares that may be issued upon exercise of or otherwise pursuant to any other Securities.

      5. With respect to the Debt Securities to be issued under the senior debt indenture filed as Exhibit 4.1 to the Registration Statement (the "Senior Debt Indenture"), when (a) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"),
(b) the Senior Debt Indenture has been duly authorized, executed and delivered by the Company, (c) the Board has taken all necessary corporate action to approve the issuance of and establish the terms of such Debt Securities, the term of the offering and related matters, (d) the Debt Securities have been duly executed and authenticated in accordance with the terms of the Senior Debt Indenture, (e) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided for therein, and (f) if all of the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, the Debt Securities to be issued under the Senior Debt Indenture will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and to general equity principles (whether applied at law or in equity).

      6. With respect to the Debt Securities to be issued under the subordinated debt indenture filed as Exhibit 4.2 to the Registration Statement (the "Subordinated Debt Indenture"), when (a) the Subordinated Debt Indenture in the form filed as an exhibit to the Registration Statement has been duly authorized by the Company, (b) the Subordinated Debt Indenture has been duly executed and delivered substantially in the form so filed, the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act, (c) the Board has taken all necessary corporate action to approve the issuance of and establish the terms of such Debt

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Scholastic Corporation
February 8, 2001
Page 4


Securities, the terms of the offering and related matters, (d) the Debt Securities have been duly executed and authenticated in accordance with the terms of the Subordinated Debt Indenture, (e) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided for therein, and (f) if all of the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, the Debt Securities to be issued under the Subordinated Debt Indenture will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and to general equity principles (whether applied at law or in equity).

      The Debt Securities covered by this opinion in the above paragraphs 4 and 5 include any Debt Securities that may be issued as part of units or upon exercise or otherwise pursuant to the terms of any other Securities.

      7. With respect to the Warrants, when (a) the terms of the Warrant Agreement under which the Warrants are to be issued have been duly established and the Warrant Agreement has been duly executed and delivered, (b) the Board has taken all necessary corporate action to approve the issuance of and establish the form and terms of the Warrants and related matters, (c) the Warrants have been duly executed and authenticated in accordance with the terms of the Warrant Agreement, (d) the Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive warrant, purchase, underwriting or similar agreement, as approved by the Board, and (e) if all of the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, the Warrants will be duly authorized, validly issued, fully paid and nonassessable, subject, as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and to general equity principles (whether applied at law or in equity).

      The Warrants covered by this opinion in the above paragraph include any Warrants that may be issued as part of the units or otherwise pursuant to the terms of any other Securities.

      8. With respect to units, when (a) the terms of the unit agreements under which the units are to be issued have been duly established and the unit agreements have been duly executed and delivered, (b) the terms of the units and of their issuance and sale have been duly established in conformity with the applicable unit agreements, (c) the units have been duly executed and authenticated in accordance with the applicable unit agreements and issued and sold as contemplated in the Registration Statement, and (d) if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company,

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Scholastic Corporation
February 8, 2001
Page 5


the units will constitute valid and legally binding obligations of the Company, subject, as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and to general equity principles (whether applied at law or in equity).

      The units covered by the opinion in this paragraph include any units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

      We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

      In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, the Registration Statement and any amendments thereto (including post-effective amendments) will have been declared effective, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby, the authorization of such Security will not have been modified or rescinded by the Board and there will not have occurred any change in law affecting the validity or enforceability of such Security, and the Securities will have been duly executed and authenticated in accordance with the applicable indenture or warrant or unit or other agreement and issued and sold as contemplated in the Registration Statement. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security or the compliance by the Company with the terms thereof, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company. Insofar as the foregoing opinions relate to the legality, validity, binding effect or enforceability of any agreement or obligation of the Company, we have assumed that the Company and each other party to any such agreement or obligation has satisfied those legal requirements that are applicable to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the Federal law of the United States of America, the law of the State of New York or the General Corporation Law of the State of Delaware). We have also assumed that the interest rate on any Securities will not exceed the maximum rate permitted by law.

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Scholastic Corporation
February 8, 2001
Page 6


      We are members of the bar of the State of New York and we express no opinion as to any laws other than the Federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of New York.

      We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement referred to above. We also consent to the use of our name in the related prospectus and any prospectus supplement under the heading "Validity of the Securities." By giving this opinion and such consent, we do not thereby admit that we are an "expert" within the meaning of Section 7 of the 1933 Act. The opinions expressed herein are solely for your benefit and may not be relied upon by any other person.

                                          Very truly yours,


                                          /s/ Coudert Brothers